

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM FORM
S-3 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATE-
MENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS                   3-MOS
<FISCAL-YEAR-END>                          MAR-28-1997             MAR-27-1998
<PERIOD-START>                             MAR-30-1996             MAR-29-1997
<PERIOD-END>                               MAR-28-1997             JUN-27-1997
<CASH>                                          14,729                  19,401
<SECURITIES>                                         0                       0
<RECEIVABLES>                                    6,894                   6,467
<ALLOWANCES>                                         0                       0
<INVENTORY>                                      7,959                  10,304
<CURRENT-ASSETS>                                     0                       0
<PP&E>                                         154,133                 174,932
<DEPRECIATION>                                  42,017                  48,077
<TOTAL-ASSETS>                                 472,921                 536,318<F1>
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                        341,655                 399,655<F2>
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                        53,265                  53,409
<OTHER-SE>                                    (29,702)                (33,215)
<TOTAL-LIABILITY-AND-EQUITY>                   472,921                 536,318<F3>
<SALES>                                              0                       0
<TOTAL-REVENUES>                               206,852                  72,095
<CGS>                                                0                       0
<TOTAL-COSTS>                                  139,446                  48,236
<OTHER-EXPENSES>                                53,081                  18,109<F4>
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                              26,859                  10,063
<INCOME-PRETAX>                               (12,534)                 (4,313)
<INCOME-TAX>                                   (2,307)                   (800)<F5>
<INCOME-CONTINUING>                           (10,227)                 (3,513)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                  (296)                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                  (10,523)                 (3,513)<F6>
<EPS-PRIMARY>                                   (1.14)                   (.34)
<EPS-DILUTED>                                        0                       0

<F1> Includes Advance Rental Payments of $38,472 and $43,975, Contract Rights of $180,557 and $208,367,
and Goodwill of $95,771 and $104,246, each net of accumulated amortization, for the year ended March
28, 1997 and the three months ended June 27, 1997, respectively.
<F2>  Includes $196,655 of 11 3/4% senior notes and a promissary note of $15,000, as well as debt outstanding under a credit facility of $130,000 and $188,000 for the year ended March 28, 1997 and the three months ended June 27, 1997.
<F3> Includes Accrued Commissions of $10,573 and $13,090 and Accrued Interest of $9,712 and $4,261, for
the year ended March 28, 1997 and the three months ended June 27, 1997, respectively.
<F4> Other Expenses include stock based compensation charges of $2,152 and $145 for the year ended
March 28, 1997 and the three months ended June 27, 1997, respectively.
<F5> The provision (benefit) for income taxes consists of $200 and $50 currently payable and
($2,507) and ($850) deferred, for the year ended March 28, 1997 and the three months ended June 27,
1997, respectively.
<F6> In addition, EBITDA (earnings before interest, income taxes, depreciation and amortization) of
$62,793 and $22,370 (before the deduction for the stock-based compensation charge) was generated for the reported periods. EBITDA is a meaningful measure of a company's ability to service debt.


